UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2024

Aetherium Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41189	86-3449713
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

79B Pemberwick Rd. Greenwich, CT	06831
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 450-6836

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock and one Redeemable Warrant	GMFIU	The Nasdaq Stock Market LLC
Class A Common Stock, par value $0.0001 per share	GMFI	The Nasdaq Stock Market LLC
Warrants	GMFIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 18, 2024, The Nasdaq Stock Market LLC (“Nasdaq”) notified Aetherium Acquisition Corp. (the “Company”) that the Nasdaq Hearings Panel (the “Panel”) has determined to delist the Company’s units, Class A common stock and warrants and that trading of the Company’s securities will be suspended at the open of trading on June 21, 2024. As previously reported, the Company received written notice from the Nasdaq staff (the “Staff”) that the Company was not in compliance with the continued listing requirement to maintain a minimum Market Value of Listed Securities (“MVLS”) of $50,000,000, as set forth in Nasdaq Listing Rule 5450(b)(2)(A). In accordance with Nasdaq Listing Rule 5810(c)(3)(D), the Company received 180 calendar days, until November 6, 2023, to regain compliance with the minimum MVLS requirement. To regain compliance, the minimum MVLS of the Company’s common stock was required to meet or exceed $50,000,000 for at least ten consecutive business days during this 180 calendar day compliance period. In addition, Staff has determined that the Company does not comply with the minimum 400 total holders as required by Listing Rule 5450(a)(2) (the “Minimum Total Holders Rule”).

On December 4, 2023, the Company appealed the delist determination to the Panel and requested that the stay of delisting, which otherwise would expire on December 19, 2023, pursuant to Rule 5815(a)(l)(B), be extended until the Panel issued a final decision on the matter. The Company provided a submission in which it requested a stay of delisting pending the hearing, informed of the reasons for the late filings, and its plan to regain compliance. The Company prepared and presented to the Panel, in advance of the Panel Hearing that occurred on February 27, 2024, its plan of compliance with regards to the remaining deficiencies.

On March 13, 2024, the Panel issued a decision that granted the Company’s request to continue its listing on Nasdaq based on the information presented. The Hearing Panel has determined to grant the Company’s request for an exception until May 28, 2024 (the “Extension Period”). The compliance plan was conditioned on the Company filing an Form F-4 with the Securities and Exchange Commission (the “SEC”) related to the announced Business Combination Agreement with Capital A Berhad signed on February 28, 2024. The Panel had granted a deadline to file the Form F-4 by June 20, 2024.

The June 18, 2024 notice (the “Notice”) from Nasdaq indicated that the Company did not regain compliance with the Minimum Total Holders Rule or the MVLS rule during the Extension Period. Pursuant to the Notice, unless the Company requested a hearing before the Panel by July 5, 2024, the Nasdaq would file a Form 25-NSE with the SEC, which will remove the Company’s securities from listing and registration on Nasdaq. The Company timely requested the hearing, and is preparing a plan of compliance to be submitted to Nasdaq on or before July 5, 2024. Pursuant to the previous compliance plan, the Company still intends to file the Form F-4 before a decision is made on the Company’s appeal to the filing of the Form 25-NSE. The Company’s supplementary plan of compliance includes in part to qualify for Nasdaq Capital Market and then prepare a transfer application to trade the Company’s securities thereon.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 24, 2024

AETHERIUM ACQUISITION CORP.

	By:	/s/ Jonathan Chan
	Name:	Jonathan Chan
	Title:	Chief Executive Officer and Chairman